Exhibit 99.2

Adapt Pharma Limited

Unaudited condensed consolidated interim financial statements

Adapt Pharma Limited

Unaudited condensed consolidated income statement

		Six Month Period Ended 30 June:
	Note	2018	2017
		US$’000	US$’000

Continuing operations
Revenue	3	79,740	28,808
Cost of sales		(30,535)	(8,760)

Gross profit		49,205	20,048

Selling, general and administrative expenses		(18,852)	(14,409)
Development expenses		(3,492)	(957)

Operating profit		26,861	4,682

Finance income		217	339
Finance costs		(788)	(18)

Net finance (cost)/income		(571)	321

Profit before tax		26,290	5,003

Income tax expense	4	(4,189)	(327)

Net profit from continuing operations		22,101	4,676

Discontinued operation
Loss from discontinued operations, net of tax	2	(1,513)	(1,446)

Net profit for the period		20,588	3,230

Net profit/(loss) attributable to:
Equity holders of Adapt Pharma Limited		21,354	4,266
Non-controlling interest		(766)	(1,036)

Adapt Pharma Limited

Unaudited condensed consolidated statement of other comprehensive income

	Six Month Period Ended 30 June:
	2018	2017
	US$’000	US$’000

Net profit for the period	20,588	3,230

Other comprehensive (loss)/income:
Items that are or may be reclassified to profit or loss
Foreign currency translation differences	(248)	477

Other comprehensive (loss)/income, net of tax	(248)	477

Total comprehensive income for the period	20,340	3,707

Total comprehensive income/(loss) attributable to:
Equity holders of Adapt Pharma Limited	21,223	4,454
Non-controlling interest	(883)	(747)

Adapt Pharma Limited

Unaudited condensed consolidated statement of financial position

	Note	At 30 Jun 2018	At 31 Dec 2017
		US$’000	US$’000

Assets
Current assets
Inventories	5	16,939	11,824
Trade and other receivables	6	17,749	12,099
Cash and cash equivalents		82,750	92,038

Total current assets		117,438	115,961

Non-current assets
Intangible assets	7	42,863	45,329
Property, plant and equipment	8	237	610
Other assets		3,815	2,511

Total non-current assets		46,915	48,450

Total assets		164,353	164,411

Liabilities
Current liabilities
Trade and other payables	9	34,350	46,837
Tax payable	4	3,499	653
Deferred tax liabilities	4	48	121
Loans and borrowings	10	—	564
Embedded financial liabilities	10	—	407

Total current liabilities		37,897	48,582

Non-current Liabilities
Deferred tax liabilities	4	—	1,060

Total non-current liabilities		—	1,060

Total liabilities		37,897	49,642

Shareholders’ equity
Share capital		1,200	1,200
Share premium		96,993	96,993
Share based payment reserve	11	1,012	795
Foreign currency translation reserve		124	151
Other reserves		—	(750)
Retained earnings/(loss)		27,127	13,860

Total Adapt Pharma Limited shareholders’ equity		126,456	112,249
Non-controlling interest		—	2,520

Total shareholders’ equity		126,456	114,769

Total liabilities and shareholders’ equity		164,353	164,411

Adapt Pharma Limited

Unaudited condensed consolidated statement of changes in equity for the six-month period ended 30 June 2018

		Attributable to owners of Adapt Pharma Limited
				Share	Foreign					Total
				based	currency		Retained		Non-	share-
	Number of	Share	Share	payment	translation	Other	earnings/		controlling	holders’
	shares	capital	premium	reserve	reserve	reserves	(loss)	Total	interest	equity
	‘000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000

At 1 January 2018	120,025	1,200	96,993	795	151	(750)	13,860	112,249	2,520	114,769
Comprehensive income/(loss)
Net profit/(loss) for the period	—	—	—	—	—	—	21,354	21,354	(766)	20,588
Other comprehensive loss	—	—	—	—	(131)	—	—	(131)	(117)	(248)

Total comprehensive profit/(loss)	—	—	—	—	(131)	—	21,354	21,223	(883)	20,340

Transactions with owners of the Company
Changes in ownership interest
Acquisition of NCI without a change in control	—	—	—	—	(40)	(1,187)	—	(1,227)	2,269	1,042
Disposal of subsidiary company	—	—	—	—	144	1,937	(8,087)	(6,006)	(3,967)	(9,973)

Total changes in ownership interest	—	—	—	—	104	750	(8,087)	(7,233)	(1,698)	(8,931)

Contributions and distributions
Share based compensation	—	—	—	217	—	—	—	217	61	278

Total contributions and distributions	—	—	—	217	—	—	—	217	61	278

Total transactions with owners of the Company	—	—	—	217	104	750	(8,087)	(7,016)	(1,637)	(8,653)

Balance at 30 June 2018	120,025	1,200	96,993	1,012	124	—	27,127	126,456	—	126,456

Adapt Pharma Limited

Unaudited condensed consolidated statement of changes in equity for the six-month period ended 30 June 2017

		Attributable to owners of Adapt Pharma Limited
				Share	Foreign					Total
				based	Currency		Retained		Non-	share-
	Number of	Share	Share	payment	translation	Other	earnings/		controlling	holders’
	shares	capital	premium	reserve	reserve	reserves	(loss)	Total	interest	equity
	‘000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000

At 1 January 2017	120,025	1,200	111,993	395	(102)	—	(20,805)	92,681	2,562	95,243
Comprehensive income/(loss)
Net profit for the period	—	—	—	—			4,266	4,266	(1,036)	3,230
Other comprehensive income	—	—	—	—	188	—	—	188	289	477

Total comprehensive income	—	—	—	—	188	—	4,266	4,454	(747)	3,707

Transactions with owners of the Company
Changes in ownership interest
Acquisition of NCI without a change in control	—	—	—	—	(39)	(750)	—	(789)	1,388	599

Total changes in ownership interest	—	—	—	—	(39)	(750)	—	(789)	1,388	599

Contributions
Share based compensation	—	—	—	189	—	—	—	189	—	189

Total transactions with owners of the
Company	—	—	—	189	(39)	(750)	—	(600)	1,388	788

Balance at 30 June 2017	120,025	1,200	111,993	584	47	(750)	(16,539)	96,535	3,203	99,738

Adapt Pharma Limited

Unaudited condensed consolidated statement of cash flows

for the period ended 30 June 2018:

		Six Month Period Ended 30 June:
	Note	2018	2017
		US$’000	US$’000
Cash flows from operating activities
Net profit for the period		20,588	3,230
Adjustments to reconcile profit to net cash from/(used in) operating activities:
Share based payment expense	11	278	189
Amortisation of intangible assets	7	2,810	313
Depreciation of property, plant and equipment	8	130	117
Finance income		(217)	(620)
Finance costs		912	139
Income tax expense	4	4,189	327
Other non-cash expense		430	333
Changes in:
Inventory	5	(1,854)	(2,126)
Trade receivables and other receivables	6	(6,404)	(8,236)
Other assets		—	289
Trade and other payables	9	7,991	3,042

Cash generated from operating activities		28,853	(3,003)

Tax paid		(1,419)	(154)

Net cash from/(used in) operating activities		27,434	(3,157)

Cash flows from investing activities
Purchase of intangible assets	7	(31,322)	—
Purchase of property, plant and equipment	8	(96)	(147)
Purchase of other assets		(2,661)	—
Disposal of subsidiary, net of cash	2	(2,094)	—
Interest received		217	84

Net cash used in investing activities		(35,956)	(63)

Cash flows from financing activities
Repayment of shareholders’ loans	10	(145)	(225)
Net proceeds from issuance of share capital in Avectas to NCI	2	129	381

Net cash (used in)/from financing activities		(16)	156

Effect of exchange rate on cash and cash equivalents		(750)	351

Net decrease in cash and cash equivalents		(9,288)	(2,713)
Cash and cash equivalents at the beginning of the period		92,038	83,792

Cash and cash equivalents at the end of the period		82,750	81,079

The accompanying notes form an integral part of these financial statements.

Adapt Pharma Limited

Notes

forming part of the condensed consolidated interim financial statements

1                       Basis of preparation and significant accounting policies

Adapt Pharma Limited (the “Company”) is a company incorporated and domiciled in Ireland. The principal activity of the Company and its subsidiary undertakings (collectively “the Group”) is the research, development, acquisition/disposal, marketing and sale of pharmaceutical products and intellectual property. The Group’s lead marketed product is Narcan® Nasal Spray which is marketed, distributed and sold in the United States (“U.S.”) and Canada for the emergency treatment of known or suspected opioid overdose.

Basis of preparation

These unaudited condensed consolidated interim financial statements (“the interim financial statements”), have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”). Specifically, these interim financial statements have been prepared in accordance with International Accounting Standard No. 34 “Interim Financial Reporting” (“IAS 34”) and should be read in conjunction with our consolidated financial statements for the year ended 31 December 2017.

The interim financial statements have been prepared on the same basis as the annual consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, considered necessary for the fair presentation of the financial position and operating result

The results for the six months ended 30 June 2018 are not necessarily indicative of the results for the year ending 31 December 2018, for any other interim period or for any future period.

Except for the revenue recognition accounting policy that was updated as a result of adopting IFRS 15 “Revenue from Contracts with Customers” and IFRS 9 “Financial Instruments” our significant accounting policies have not changed substantially from those previously described in our consolidated financial statements for the year ended December 31, 2017.

These interim financial statements include the financial statements of the Company and all of its subsidiary undertakings. They are presented in U.S. dollars, being the functional and presentational currency of Adapt Pharma Limited. All values are rounded to the nearest thousand (US$000), except when otherwise indicated. The interim financial statements are prepared on the historical cost basis, except for share-based payments and embedded derivatives which are based on fair value determined at the grant date and the balance sheet date, respectively.

Use of judgements and estimates

The preparation of the condensed consolidated interim financial statements in conformity with IFRS requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. The estimates and assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which are the basis of making the judgement about carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Adapt Pharma Limited

Notes (continued)

1                       Basis of preparation and significant accounting policies (continued)

Adoption of New Accounting Standards

IFRS 15 Revenue from Contracts with Customers

IFRS 15 applies to the Group’s financial statements beginning 1 January 2018. IFRS 15 establishes a comprehensive framework for determining whether, how much and when revenue is recognised. It replaced IAS 18 Revenue and related interpretations. The core principle of IFRS 15 is that an entity should recognise revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Under IFRS 15, an entity recognises revenue when (or as) a performance obligation is satisfied i.e. when ‘control’ of the goods or services underlying the particular performance obligation is transferred to the customer. At the date of adoption, the Group assessed the impact on its consolidated financial statements resulting from the application of IFRS 15. Generally, legal title of goods sold by the Group is transferred on delivery. The Group has adopted IFRS 15 using the cumulative effect method (without practical expedients), with the effect of initially applying this standard recognised at the date of initial application (i.e. 1 January 2018). Based on the Group’s contractual and trading relationships, the impact of adopting IFRS 15 on the consolidated financial statements was not material for the Group and there was no adjustment to retained earnings on application at 1 January 2018. The Group has not restated the 2017 prior year / interim results on adoption. The Group has updated its revenue recognition accounting policy as follows:

Revenue Recognition

Our revenue comprises product sales. Revenues are recognised when control of the goods are transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. Prior to recognizing revenue, we make estimates of the transaction price, including variable consideration that is subject to a constraint. Allowances for returns, specialty distributor fees, wholesaler fees, prompt payment discounts, government rebates, chargebacks and rebates under managed care plans are considered in determining the variable consideration. Revenues from sales of products is recognised to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognised will not occur when the uncertainty associated with such variable consideration is subsequently resolved.

Product sales revenue is recognised when control has transferred to the customer, which occurs at a point in time, which is typically on delivery to the customer. Reserves for variable consideration revenues from sales of products are recorded at the net sales price, which includes estimates of variable consideration for which reserves are established and which relate to returns, specialty distributor fees, wholesaler fees, prompt payment discounts, government rebates, government chargebacks and rebates under managed care plans. Calculating certain of these reserves involves estimates and judgments and we determine their expected value based on sales or invoice data, contractual terms, historical utilisation rates, new information regarding changes in these programs’ regulations and guidelines that would impact the amount of the actual rebates, our expectations regarding future utilisation rates for these programs and channel inventory data. These reserves reflect our best estimates of the amount of consideration to which we are entitled based on the terms of the contract. The amount of variable consideration that is included in the transaction price may be constrained and is included in the net sales price only to the extent that it is probable that a significant reversal in the amount of the cumulative revenue recognized will not occur in a future period. We reassess our reserves for variable consideration at each reporting date. Historically, adjustments to estimates for these reserves have not been material.

Reserves for returns, specialty distributor fees, wholesaler fees, government rebates and rebates under managed care plans are included within current liabilities in our condensed consolidated balance sheets. Reserves for government chargebacks and prompt payment discounts are shown as a reduction in accounts receivable.

Adapt Pharma Limited

Notes (continued)

1                       Basis of preparation and significant accounting policies (continued)

Adoption of New Accounting Standards (continued)

IFRS 9 Financial Instruments

IFRS 9 applies to the Group’s financial statements beginning 1 January 2018. IFRS 9 sets out requirements for recognising and measuring financial assets, financial liabilities and some contracts to buy or sell non-financial items. This standard replaces IAS 39 Financial Instruments: Recognition and Measurement.

i. Classification and measurement of financial assets and financial liabilities

IFRS 9 contains three principal classification categories for financial assets: measured at amortised cost, fair value through other comprehensive income (FVOCI) and fair value through profit or loss (FVTPL). The classification of financial assets under IFRS 9 is generally based on the business model in which a financial asset is managed and its contractual cash flow characteristics. IFRS 9 eliminates the previous IAS 39 categories of held to maturity, loans and receivables and available for sale. IFRS 9 largely retains the existing requirements in IAS 39 for the classification and measurement of financial liabilities. The adoption of IFRS 9 has not had a significant effect on the Group’s accounting policies related to financial liabilities and derivative financial instruments.

The following table sets out the original measurement categories under IAS 39 and the new measurement categories under IFRS 9 for each class of the Group’s financial assets and financial liabilities as at 1 January 2018.

	Original classification under IAS 39	New classification under IFRS 9
Financial assets

Trade and other receivables	Loans and receivable	Amortised cost
Cash and cash equivalents	Loans and receivable	Amortised cost

Financial Liabilities
Trade and other payables	Other financial liabilities	Other financial liabilities
Loans and borrowing	Other financial liabilities	Other financial liabilities
Embedded financial liabilities	FVPTL	FVPTL

ii. Impairment of financial assets

Trade receivables and cash will continue to be accounted for at amortised cost. IFRS 9 introduces a forward looking expected credit losses model, rather than the current incurred loss model, when assessing the impairment of financial assets in the scope of IFRS 9. Given historic loss rates and normal receivable ageing, the move from an incurred loss model to an expected loss model has not had a material impact. On this basis, the classification and measurement changes do not have a material impact on the Group’s consolidated financial statements. The impact of adopting IFRS 9 on the consolidated financial statements was not material for the Group and there was no adjustment to retained earnings on application at 1 January 2018. In line with the transition guidance in IFRS 9 the Group has not restated the 2017 prior year / interim results on adoption.

IFRS 16 Leases

IFRS 16 applies to the Groups financial statements beginning 1 January 2019. IFRS 16 specifies how an entity will recognise, measure, present and disclose leases. The standard provides a single lessee accounting model, requiring lessees to recognise assets and liabilities for all leases unless the lease term is 12 months or less or the underlying asset has a low value. On transitioning to the new standard, the Group will apply a modified retrospective approach and will apply IFRS 16 from 1 January 2019. The Group is still evaluating the impact of adopting this new standard.

Adapt Pharma Limited

Notes (continued)

2                     Disposal of Avectas Business

In March 2018, Avectas Limited issued €1.6 million (US$1.9 million) of 2018 Convertible Loan Notes. Adapt Pharma Limited subscribed for €1.5 million (US$1.8 million) of the 2018 Convertible Loan Notes. Adapt Pharma Limited had the right to convert the 2018 Convertible Loan Notes into Ordinary Shares of Avectas Limited at a fixed conversion price in the period from the issuance date to 31 December 2018. On 31 December 2018, all outstanding notes would have automatically converted into Ordinary Shares at the fixed conversion price.

In May 2018, following Adapt Pharma Limited serving notice on Avectas Limited, €3.5 million of the 2017 Convertible Loan Notes and €1.5 million of the 2018 Convertible Loan Notes were converted into 277,777 ordinary shares of Avectas Limited, increasing its equity interest in Avectas from 45.24% to 61.98%. In 2018, non-controlling shareholders of Avectas invested a further US$1.0 million in Avectas through the conversion of €0.7 million (US$0.9 million) convertible loans notes and conversion of €0.1 million (US$0.1 million) of 2018 Convertible Loan Notes into shares in Avectas. The change in the Group’s interest in Avectas in 2018 has been accounted for as an equity transaction by way of an increase of US$2.3 million to non-controlling interest within equity, representing an increase in the portion of the net assets of Avectas attributable to non-controlling shareholders.

In May 2018, Adapt Pharma Limited disposed of its entire investment in Avectas Limited by transferring its investment in Avectas to ALSHC Limited, by way of a distribution. ALSHC Limited is owned by the shareholders of the Company.

The carrying value of the assets and liabilities of Avectas Limited at the date of disposal, are summarised below:

US$’000
Inventories	142
Trade and other receivables	689
Cash and cash equivalents	2,094
Intangible assets	8,278
Property, plant and equipment	331
Other non-current assets	156
Accounts payable and accrued expenses	(539)
Deferred tax liabilities	(1,034)

Total identifiable net assets disposed	10,117

The distribution of the business is reflected in the unaudited condensed consolidated statement of changes in equity, under the heading ‘Disposal of subsidiary company’ and includes in addition, the recycling of the foreign currency translation reserve related to this entity.

Results of discontinued operations

	Six Months Ended 30 June:
	2018	2017
	US$’000	US$’000
Revenues	439	486
Expenses	(1,808)	(1,932)

Results from operating activities	(1,369)	(1,446)
Income tax	—	—

Results from operating activities, net of tax	(1,369)	(1,446)
Foreign exchange loss on disposal	(144)	—

Loss from discontinued operations, net of tax	(1,513)	(1,446)

Adapt Pharma Limited

Notes (continued)

2                     Disposal of Avectas Business (continued)

The unaudited condensed consolidated statement of cashflows, as shown at page 7, reflects the combined cashflows of continuing and discontinued operations. The table below outlines the impact of cashflow from discontinued operations for the six months ended 30 June 2018 and 30 June 2017 are shown below on the consolidated statement of cashflows, as shown at page 7:

Discontinued operations

	Six Months Ended 30 June:
	2018	2017
	US$’000	US$’000
Net cash outflow from operating activities	(1,174)	(1,448)
Net cash outflow from investing activities	(2,127)	(79)
Net cash inflow from financing activities	129	381
Effect of exchange rate on cash and cash equivalents	(125)	132

Net decrease in cash related to discontinued operations	(3,297)	(1,014)

No gain or loss was recognised on the disposal of Avectas Limited as the assets and liabilities of Avectas Limited were  transferred to a commonly controlled entity at their carrying values.  The cumulative foreign exchange loss of US$0.14 million, previously recognised in other comprehensive income, was recycled through the profit and loss on disposal.

3                       Revenue

Revenue from continuing operation comprises revenue from the sale of the Group’s pharmaceutical products.

	Six Months Ended 30 June:
	2018	2017
	US$’000	US$’000

Sale of NARCAN® Nasal Spray	79,740	28,808

The nature and effect of initially applying IFRS 15 on the Group’s interim financial statements is disclosed in note 1.

4                       Income Tax

Current income tax

In the period to 30 June 2018, the Group recognised the following current and deferred tax expense/(credit) from continuing operations:

	Six Months Ended 30 June:
	2018	2017
	US$’000	US$’000
Current tax expense	4,262	245
(Decrease)/increase in deferred tax liability	(73)	82

Tax expense	4,189	327

Adapt Pharma Limited

Notes (continued)

4                       Income Tax (continued)

A reconciliation of expected tax expense of the Group and the actual income tax charge is as follows:

	Six Months Ended 30 June:
	2018	2017
	US$’000	US$’000

Net profit on ordinary activities before tax	26,290	5,003

Expected tax using corporation tax rate of 12.5%	3,286	625

Effects of:
Share based compensation	27	24
Expenses not deductible for tax purposes	338	132
Temporary differences	11	9
Foreign rate differential	602	419
Income taxed at a higher rate of tax	27	11
Exempt from income tax	(2)	(52)
Unrelieved tax losses and other deductions	(27)	(15)
Losses utilised	—	(908)

Current tax expense	4,262	245

Deferred tax assets

At 30 June 2018, deferred tax assets have not been recognised in respect of net operating loss (“NOL”) carry-forwards for U.S. state tax totalling US$4.6 million because it is not probable that future taxable profits will be available against which we can utilise the benefits therefrom. NOL carry-forwards for state tax will expire in 2035.

5                       Inventories

	30 Jun	31 Dec
	2018	2017
	US$’000	US$’000

Raw materials	5,559	3,029
Work in progress	3,141	1,097
Finished goods	8,239	7,698

	16,939	11,824

6                       Trade and other receivables

	30 Jun	31 Dec
	2018	2017
	US$’000	US$’000

Trade receivables, net	16,647	10,504
Prepayments	939	1,252
VAT receivable	145	76
Other receivables	18	16
R&D tax credit receivable	—	251

	17,749	12,099

Adapt Pharma Limited

Notes (continued)

7                       Intangible assets

	Acquired	In-process
	developed	research &
	technologies	development	Total
	US$’000	US$’000	US$’000

Cost
Balance at 1 January 2018	39,151	8,478	47,629
Adjustments	(6,250)	—	(6,250)
Additions	15,072	—	15,072
Foreign exchange	—	(200)	(200)
Disposals	—	(8,278)	(8,278)

At 30 June 2018	47,973	—	47,973

Amortisation
Balance at 1 January 2018	2,300	—	2,300
Charge for year	2,810	—	2,810
Foreign exchange	—	—	—

At 30 June 2018	5,110	—	5,110

Net book value
At 30 June 2018	42,863	—	42,863

At 31 December 2017	36,851	8,478	45,329

Acquired developed technology

In February 2018, the Group through its wholly owned subsidiary, Adapt Pharma Operations Limited, entered into the 2018 License Agreement with a third party in connection with nasal naloxone patents. Total consideration in connection with the licensing agreement includes US$12.5 million, which was paid upon signing, additional future fixed payments, as well as contingent payments which could become payable in future periods. The upfront consideration of US$12.5 million and the future fixed payments of US$2.5 million, representing the Group’s share of future milestone payments, were capitalised within intangible assets in February 2018.

In accordance with the licensing agreement with Opiant Pharmaceuticals Inc. (“Opiant”), sales based milestones become payable to Opiant when net sales of Narcan® (naloxone hydrochloride) Nasal Spray exceed certain thresholds in a given calendar year. In 2017, net sales of Narcan® (naloxone hydrochloride) Nasal Spray exceeded certain sales thresholds and milestones totalling US$33.0 million became payable to Opiant. Certain amounts paid under the 2018 License Agreement were offset against these milestones. In 2017, each milestone was capitalised within intangible assets when net sales of Narcan® (naloxone hydrochloride) Nasal Spray exceeded the corresponding sales threshold. Therefore, in 2018 there was a US$6.25 million reduction in the sales based milestone previously capitalised within intangible assets as at 31 December 2017, as a result of the offset taken.

Royalties based on product sales, payable by the Group, are recognised as an expense in the profit and loss in the period in which the associated sale takes place.

Adapt Pharma Limited

Notes (continued)

7                       Intangible assets (continued)

In-process research and development (IPR&D)

In May 2018, the Group disposed of its entire investment in Avectas Limited, by way of distribution to ALSHC Limited, an entity owned by the shareholders of Adapt Pharma Limited. Please refer to Note 2.

The weighted average remaining useful life of acquired developed technologies at 30 June 2018 was 7.3 years. The amortisation of licences in 2018 has been recognised within “Cost of Sales” in the income statement.

8                       Property, plant and equipment

	Furniture		Computer
	and fittings	Equipment	equipment	Total
	US$’000	US$’000	US$’000	US$’000

Cost
At 1 January 2018	235	513	317	1,065
Additions	14	17	63	94
Disposals	(52)	(545)	(67)	(664)
Foreign exchange	1	90	11	102

At 30 June 2018	198	75	324	597

Accumulated Depreciation
At 1 January 2018	101	198	156	455
Charge for year	23	46	61	130
Disposal	(25)	(262)	(45)	(332)
Foreign exchange	1	93	13	107

At 30 June 2018	100	75	185	360

Net book value
At 30 June 2018	98	—	139	237

At 31 December 2017	134	315	161	610

9                       Trade and other payables

	30 Jun	31 Dec
	2018	2017
	US$’000	US$’000

Trade payables	10,022	2,191
Accrued sale rebates and returns	12,656	8,467
Accrued milestone payments	2,500	25,000
Accrued royalties	5,718	2,976
Accrued PAYE and social welfare	138	147
Deferred revenues	7	1,489
Other accrued liabilities	3,309	6,567

	34,350	46,837

Adapt Pharma Limited

Notes (continued)

9                       Trade and other payables (continued)

In February 2018, the Group entered into the 2018 License Agreement with a third party in connection with nasal naloxone patents. Total upfront consideration in connection with the licensing agreement included US$12.5 million, which was paid upon signing. In accordance with the Opiant Licensing Agreement, the Group can deduct 50% of the upfront payment paid to a third party in respect of nasal naloxone patents from royalties and sales-based milestones payable by the Group. Accordingly, in March 2018 the Group settled the accrued milestone payment liability of US$25.0 million as at 31 December 2017, by making a payment totalling US$18.75 million. The US$18.75 million represented US$25.0 million of milestones payable at 31 December 2017 less US$6.25 million, being 50% of the upfront payment made in respect of the 2018 License Agreement. Therefore, there was a US$6.25 million reduction in the US$25.0 million milestone payable to Opiant which was capitalised within intangible assets as at 31 December 2017.

In addition, on entering into the license agreement, the Group recognised accrued milestones of US$2.5 million, representing the Group’s share of future milestone payments due to the third party at fixed dates in the future.

10                Loans and borrowings

	30 Jun	31 Dec
Current loans and borrowings	2018	2017
	US$’000	US$’000

8% Convertible Preference Shares	—	419
Shareholders’ loans	—	145

	—	564

8% Convertible Preference Shares

Avectas Limited previously issued 250,000 and 100,000 Convertible Preference Shares in April 2012 and October 2013, respectively. Avectas received €0.35 million from the issuance of the Convertible Preference Shares. The holder of the Convertible Preference Shares had the option to convert the Convertible Preference Shares into a variable number of ordinary shares in the capital of Avectas in the event of a conversion event being either a qualifying investment or a listing. In January 2018, all outstanding Convertible Preference Shares were converted into 35,113 ordinary shares in Avectas Limited.

The Convertible Preference Shares contained embedded derivatives that required separation under IAS 39 as their economic characteristics and risks were not deemed to be closely related to the host contract. The fair value of the embedded derivative liabilities at the date of conversion of the Convertible Preference Shares was estimated at US$0.4 million (Dec 2017: US$0.4 million).

Shareholder Loans

Each of the directors of Adapt Pharma Limited who are also shareholders, had previously advanced interest free loans to Adapt Pharma Limited. All previously advanced loans had been fully repaid by the Group at 30 June 2018.

Adapt Pharma Limited

Notes (continued)

11                Share based payments

In the period to 30 June 2018, the Group recognised share-based payment expense in respect of the following plans:

	Six Months Ended 30 June:
	2018	2017
	US$’000	US$’000

Adapt Pharma — 2015 Plan	217	189
Avectas — 2017 Plan	61	—

	278	189

There were no options in either the shares of Adapt Pharma Limited or Avectas Limited granted under the Adapt Pharma — 2015 Plan or the Avectas — 2017 Plan, respectively, in the six-month period to 30 June 2018.

12                Related party transactions

Transactions with shareholders

Rental payments

Seamus Mulligan leases an office to the Group. In the six-month period to 30 June 2018, rentals paid by the Group on this lease amounted to US$102,874 (2017: US$90,262). In the six-month period to 30 June 2018, other costs paid in respect of the premises to Seamus Mulligan amounted to US$Nil (2017: US$4,007).

Transactions with Avectas Limited

As at 30 June 2018, Seamus Mulligan, Eunan Maguire and David Brabazon, all shareholders and directors of the Adapt Pharma Limited, had direct and indirect interests in the ordinary shares of Avectas Limited. Eunan Maguire also sits on the board of directors of Avectas Limited.

13                Subsequent events

In August 2018, the Group entered into a definitive agreement for the Group to be acquired by Emergent BioSolutions Inc. The acquisition of the Group by Emergent BioSolutions Inc., was completed in October 2018. Total consideration payable by Emergent BioSolutions Inc for the acquisition is up to US$735 million consisting of an upfront payment of US$635 million and up to US$100 million in cash based on achievement of certain sales milestones through 2022. The upfront payment of US$635 million consists of US$575 million in cash and US$60 million in Emergent BioSolutions Inc’s common stock, all of which are subject to adjustments.

In September 2018, Adapt Pharma Limited, Adapt Pharma Operations Limited, Adapt Pharma Inc and Opiant Pharmaceuticals Inc received notice from Perrigo UK FINCO Limited Partnership (“Perrigo”), that Perrigo had filed an ANDA with the U.S. Food and Drug Administration (“FDA”) seeking regulatory approval to market a generic version of NARCAN® (naloxone hydrochloride) Nasal Spray 4mg/spray before the expiration of certain patents, which patents are owned by Opiant Pharmaceuticals Inc. or jointly owned by the Group and Opiant Pharmaceuticals Inc and are listed in the FDA’s Orange Book. Each of the applicable patents expire in March 2035. In October 2018, Adapt Pharma Limited, Adapt Pharma Operations Limited, Adapt Pharma Inc and Opiant Pharmaceuticals Inc (collectively, the “Plaintiffs”) filed a complaint for patent infringement against Perrigo in the United States District Court for the District of New Jersey arising from Perrigo’s ANDA filing with the FDA. As a result of timely filing the lawsuit in accordance with the Hatch-Waxman Act, a 30-month stay of approval will be imposed by the FDA on Perrigo’s ANDA, which is expected to remain in effect until March 2021 absent an earlier judgment, unfavorable to the Plaintiffs, by the Court. The Plaintiffs seek, among other relief, an order that the effective date of FDA approval of the ANDA be a date no earlier than the expiration of certain patents, as well as equitable relief enjoining Perrigo from infringing these patents, and monetary relief as a result of any such infringement.